(Exhibit 23.2)


   INDEPENDENT AUDITORS' CONSENT


   We consent to the incorporation by reference in this Registration Statement of Edison Control Corporation Various Individual Employment and Stock Option Agreements on Form S-8 of our report dated April 7, 1997, incorporated by reference in the Annual Report on Form 10-K of Edison Control Corporation for the year ended January 31, 1997 and the one-month transition period ended January 31, 1996.



   DELOITTE & TOUCHE LLP
   Milwaukee, Wisconsin
   December 3, 1997